UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.
(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, the Board of Directors (the “Board”) of Emergency Medical Services Corporation (the “Company”) held its annual meeting (the “Board Meeting”).  At the Board Meeting, following the Compensation Committee’s recommendation, the Board approved grants to the following named executive officers of the following awards of stock options (the “Options”) and restricted stock (the “Restricted Stock”):

Name	Options	Restricted Stock
William A. Sanger	45,000	45,000
Randel G. Owen	18,750	18,750
Todd G. Zimmerman	25,000	25,000
Mark E. Bruning	12,500	12,500

The Options and Restricted Stock were granted pursuant to the Second Amended and Restated Long-Term Incentive Plan, which was approved by the vote of the stockholders at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 18, 2010.  All of the Options will vest ratably in annual installments over the four-year period from the date of grant, and all of the Restricted Stock will vest ratably in annual installments over the three-year period from the date of grant.  The Board expects to set performance criteria with respect to the vesting of such Restricted Stock in the third quarter of 2010.

At the Board Meeting, the Board also approved an amendment to the Employment Agreement of Randel G. Owen, dated February 10, 2005, as amended January 1, 2009 and March 12, 2009, whereby his annual base compensation will be increased from $382,875 to $450,000.

Item 5.07          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders:

1. Election of three Class II directors to the Board of Directors;

2. Approval of the Second Amended and Restated Long-Term Incentive Plan which was amended to increase by 2,000,000 shares the number of shares of class A common stock issuable to employees of the Company and its subsidiaries pursuant to awards granted under such plan;

3.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The matters submitted for a vote at the Annual Meeting and the related election results were as follows:

1.  Election of three Class II directors, Steven B. Epstein, Paul B. Iannini, M.D. and James T. Kelly, to the Company’s Board of Directors:

Steven B. Epstein

For:	Withheld:
153,517,055	10,747,586

Paul B. Iannini, M.D.

For:	Withheld:
163,429,313	835,328

James T. Kelly

For:	Withheld:
163,241,297	1,022,969

2.  Approval of the Second Amended and Restated Long-Term Incentive Plan:

For:	Against:	Withheld:	Broker Non-Votes:
154,694,191	9,529,353	40,897	1,184,199

3.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For:	Against:	Withheld:
165,246,789	196,457	4,944

Section 8 - Other Events

Item 8.01     Other Events.

At the Board Meeting, William A. Sanger was re-elected as chairman of the Board, and Robert M. Le Blanc was re-elected as Lead Director.  The current named executive officers were re-elected to their current positions, with the addition of Craig Wilson, Esq. as assistant secretary of the Company.

At the Board Meeting, following the recommendation of the Corporate Governance and Nominating Committee, the Board also approved an increase to the compensation of non-employee directors by (i) increasing the annual grant of Restricted Share Units to non-employee directors (except for Mr. Le Blanc) under the Non-Employee Director Compensation Program from a fair market value of $100,000 (based on the closing price of the Company’s class A common stock on the business day immediately preceding the grant date) to $133,000 and (ii) increasing the annual cash compensation for each non-employee director (except Messrs. Le

Blanc and Smith) from $50,000 to $67,000.  The annual cash compensation for Michael L. Smith, as Chairman of the Audit Committee, was increased from $50,000 to $75,000.

The Board also re-elected the same directors to the respective Board Committees, as listed below:

Board Committee:	Directors:
Audit Committee	Michael L. Smith (Chair) Paul B. Iannini, M.D. Kevin E. Benson James T. Kelly

Compensation Committee	James T. Kelly (Chair) Kevin E. Benson Robert M. Le Blanc Michael L. Smith

Compliance Committee	Robert M. Le Blanc (Chair) Steven B. Epstein Paul B. Iannini, M.D. James T. Kelly Michael L. Smith

Corporate Governance and Nominating Committee	Steven B. Epstein (Chair) Kevin E. Benson Paul B. Iannini, M.D. James T. Kelly Robert M. Le Blanc William A. Sanger Michael L. Smith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES
CORPORATION
(Registrant)

May 24, 2010	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P.
(Registrant)

By: Emergency Medical Services Corporation,
its General Partner

May 24, 2010	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President